Exhibit 3

Exhibit 3

RESULTS 3Q14

October 22, 2014

Forward looking information

This presentation contains certain forward-looking statements and information relating to CEMEX Latam Holdings, S.A. and its subsidiaries (collectively, “CLH”) that are based on its knowledge of present facts, expectations and projections, circumstances and assumptions about future events. Many factors could cause the actual results, performance or achievements of CLH to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in general economic, political, governmental, and business conditions globally and in the countries in which CLH and CEMEX, S.A.B. de C.V. and its subsidiaries (“CEMEX”) operate, CLH´s ability to comply with the framework agreement signed with CEMEX, CEMEX’s ability to satisfy its obligations under its debt agreements as well as under the indentures that govern its high yield notes, CLH and CEMEX’s ability to achieve anticipated cost savings, changes in interest rates, changes in inflation rates, changes in exchange rates, the cyclical activity of the construction sector generally, changes in cement demand and prices, CLH and CEMEX’s ability to benefit from government economic stimulus plans, changes in raw material and energy prices, changes in business strategy, changes in the prevailing regulatory framework, natural disasters and other unforeseen events and various other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or targeted. Forward-looking statements are made as of the date hereof, and CLH does not intend, nor is it obligated, to update these forward-looking statements, whether as a result of new information, future events or otherwise.

Unless the context otherwise requires it, all references to prices in this document means our prices for our products.

UNLESS OTHERWISE NOTED, ALL CONSOLIDATED FIGURES ARE PRESENTED IN DOLLARS AND ARE BASED ON THE FINANCIAL STATEMENTS OF EACH COUNTRY PREPARED UNDER INTERNATIONAL FINANCIAL REPORTING STANDARDS.

Copyright CEMEX Latam Holdings, S.A. and its subsidiaries.

2

|| Financial Results Summary


Net Sales
(US$M)
+3%
-3%
1,288
1,324
474
460
9M13
9M14
3Q13
3Q14
Operating EBITDA
(US$M)
-7%
-5%
474
443
168
160
9M13
9M14
3Q13
3Q14

High growth in net sales

of 6% in 3Q14 and 5% in 9M14, compared to last year, adjusting for the effect of lower revenue in our housing solutions projects this year

Sequential EBITDA growth

in 3Q14 of 12%, driven by Colombia and Panama, with higher volumes and lower maintenance works, compared to 2Q14

EBITDA decline YoY

in 3Q14 mainly due to one scheduled maintenance work, lower prices in our products, and a lower EBITDA contribution from our housing solutions projects

3

Financial Results Summary

Operating EBITDA Margin

(%)

9M13 36.8%

-3.4pp .

9M14 33.4%

3Q13 35.5%

-0.8pp .

3Q14 34.7%

2Q14 32.2%

+2.5pp

3Q14 34.7%

Sequential increase in EBITDA margins in most of our markets

Sequential margin growth of 2.5pp during 3Q14 vs. 2Q14 mainly explained by less scheduled maintenance

Lower EBITDA margin in 3Q14 YoY due to one scheduled maintenance and the effect of lower prices in our products

Consolidated Volumes and Prices

Domestic gray cement

Ready-mix concrete

Aggregates

Volume

Price (USD)

Price (LtL1 )

Volume

Price (USD)

Price (LtL1 )

Volume

Price (USD)

Price (LtL1 )

9M14 vs. 9M13

7%

(3%)

1%

7%

(2%)

1%

19%

(5%)

(1%)

3Q14 vs. 3Q13

5%

(2%)

(1%)

5%

(1%)

0%

13%

(4%)

(2%)

3Q14 vs. 2Q14

3%

(2%)

(3%)

12%

0%

(1%)

7%

(3%)

(3%)

(1) Like-to-like prices adjusted for foreign-exchange fluctuations

Continued growth trend in consolidated volumes in all of our three products

Record sales volumes in all three products in Colombia, and in aggregates and ready-mix in Panama, over the past four years

6th consecutive quarter with new record cement volume sales in our operations in Colombia

Higher prices in 3Q14 in local currency terms YoY in our cement operations throughout our markets, were offset by lower prices in Colombia

CAPACITY EXPANSION PROJECTS

3Q14 Results

Capacity Expansion Project—Colombia

Autopista Conexión Norte

Río Magdalena

Project to increase navegability

Railroad Concession

Autopistaal Mar 2

AutopistaRío Magdalena 1 & 2

Medellín

AutopistaAl Mar 1

Connection to Rutadel Sol

New Concessions (4G)

AutopistasPacífico1, 2 & 3

Existing Concessions

Source: Based on information from Agencia Nacional de Infraestructura

New greenfield project in Colombia increasing our cement capacity in the country from 4.5 to close to 5.5 million tons per year with an investment of about US$340 million

Cement production to start in 2Q15 with the completion of the grinding phase; clinker production line to start operations in 2H16

Strategically located in Antioquia a region that will benefit from the construction of highway infrastructure projects

Higher operating efficiencies Fuel and electricity costs at this new plant are expected to be 15% and 10% lower than our current cement operation

Lower distribution expenses are expected in our cement network once we start operations

Capacity Expansion Project - Nicaragua

New cement grinding plant

Pacific Ocean

Atlantic Ocean

Managua

Current Asset Base

Cement Plant

Ready-mix Plant

Aggregates Quarry

New cement grinding plant to increase cement production capacity in Nicaragua by 440 thousand tons reaching 860 thousand tons per year in 2017, with a total investment of US$55 million in Ciudad Sandino, Managua

Construction in two phases with first phase including a 220 thousand ton mill and representing an investment of US$30 million; second phase includes a second 220 thousand ton mill with an investment of US$25 million

First phase to be completed in 2Q15 and the second phase of construction is expected to finalize in 2017; construction is progressing according to schedule

New capacity to support growth and allow CLH to continue participating in the development of Nicaragua

Uniquely Positioned to Participate in Infrastructure Projects in the Region

ENHANCED ASSET FOOTPRINT

ROBUST COMMERCIAL OFFERINGS

Ready-mix plants

Distribution centers

In Colombia since 2010 we have

More than doubled the number of ready-mix plants

Expanded our ready-mix operation from 11 cities to 30

Doubled our distribution centers

Opened grinding mill in Caribbean coast last year

Started construction of a new cement plant

Portfolio of Infrastructure Solutions

Design and construction of urban and highway pavement

Pre-cast concrete elements for bridges

Project analysis, financial planning, structuring and management

Use of specialty products

REGIONAL HIGHLIGHTS

3Q14 Results

Results Highlights Colombia

Colombia –Results Highlights

9M14 9M13% var 3Q14 3Q13% var

Net Sales 768.6 734.7 5% 266.7 287.3(7%)

Financial Summary US$ Million

Op. EBITDA 280.7 304.7(8%) 99.9 114.8(13%)

as % net sales 36.5% 41.5% (5.0pp) 37.5% 40.0% (2.5pp)

9M14 vs. 9M13 3Q14 vs. 3Q13 3Q14 vs. 2Q14

Cement 18% 14% 6%

Volume Ready mix 14% 8% 8%

Aggregates 24% 12% 6%

9M14 vs. 9M13 3Q14 vs. 3Q13 3Q14 vs. 2Q14

Cement (3% )(6%) (3%)

Price

(Local Currency) Ready mix 1% 0%(1%)

Aggregates (1%) (1%) (3%)

Double-digit growth in volumes in all of our three products during 9M14 compared to 9M13

High growth in net sales of 8% in 3Q14 vs. 3Q13, and 9% in 9M14 vs. 9M13, when adjusting for the effect of lower revenue in our housing solutions projects this year

Double-digit growth in EBITDA in 3Q14 vs. 2Q14, with a margin expansion of 3.5pp

Lower EBITDA in 3Q14 driven by one scheduled maintenance, lower prices in our products and a lower contribution from our housing solutions projects this year, vs. 3Q13

Colombia –Residential Sector

Continued positive trend in residential sector supported by government-sponsored initiatives and a favorable performance in self-construction

In the January to August 2014 period, permitted area for non-social housing increased by 11%, on a year-over-year basis

Subsidies program for social housing should start construction soon and will continue supporting activity in the sector

Expect to build ~700 houses in 4Q14, under our housing solutions projects, after delays in the execution of the subsidies program; construction is expected to continue in 2015 and 2016

New free-home program expected to be announced before end of year

Our volumes to the residential sector are expected to grow by about 13% in 2014

Colombia –Infrastructure Sector

Activity in the infrastructure sector continues to be supported by ongoing projects awarded in past years like Ruta del Sol and Corredoresde la Prosperidad

US$ 1.7 B allocated for infrastructure under the Royalty Fund; about 80% of these projects have been awarded

7 highway projects of 4G have already been awarded; the remaining 2 under the first wave of projects are expected to be awarded during the remainder of the year

Other projects awarded include the Río Magdalena project to improve its navigability, as well as four airport concessions

Our volumes to infrastructure sector are expected to grow by about 16% in 2014

Colombia – Industrial and Commercial Sector

Activity in the industrial and commercial sectors has accelerated in 2014

Building permits for the industrial and commercial sector have increased by 30% in the January to August period, on a year-over-year basis

High activity levels of office and commercial buildings with permits growing by close to 80% and 40%, respectively in the January to August period, compared to last year

Our volumes to this sector are now expected to increase by a double-digit rate in 2014, in light of the recent strong performance

Results Highlights Panama

Panama – Results Highlights

Financial Summary US$ Million

9M14 9M13% var 3Q14 3Q13% var

Net Sales 241.3 237.7 2% 92.6 84.1 10%

Op. EBITDA 108.3 113.9 (5%) 42.3 39.6 7%

as % net

sales 44.9% 47.9% (3.0pp) 45.7% 47.1% (1.4pp)

9M14 vs. 9M13 3Q14 vs. 3Q13 3Q14 vs. 2Q14

Cement (14%) (6%) 21%

Volume Ready mix (4%) 4% 40%

Aggregates (1%) 7% 25%

Price (Local Currency)

9M14 vs. 9M13 3Q14 vs. 3Q13 3Q14 vs. 2Q14

Cement 12% 11% 0%

Ready mix 0% (1%) 2%

Aggregates (2%) (2%) 2%

8% volume growth in 3Q14 in our cement daily sales, compared to 3Q13, adjusting for the effect of lower cement consumption in the Canal expansion project this year

New volume record in 3Q14 in our aggregates, and also new volume record in our ready-mix volumes, over the past four years

New sales and EBITDA record during 3Q14

EBITDA margin in 3Q14 declined by 1.4pp vs. 3Q13 due to higher revenue from our paving solutions initiatives 17

Panama – Sector Highlights

The residential sector continued to be the main driver for demand of our products during the quarter

Infrastructure in 3Q14 also had a favorable performance with ongoing projects like “Corredor Norte” and a wind farm project in the central region of Panama

Industrial & commercial building permits increased by 28.5% in the January to August period, compared to last year; this is expected to translate into higher demand going forward

Ongoing & new projects in infrastructure should support construction activity going forward

Results Highlights Costa Rica

Costa Rica – Results Highlights

Financial Summary US$ Million

9M14 9M13% var 3Q14 3Q13% var

Net Sales 113.7 117.2 (3%) 37.7 40.2 (6%)

Op. EBITDA 51.1 51.9 (1%) 17.8 17.3 2%

as % net

sales 44.9% 44.3% 0.6pp 47.1% 43.1% 4.0pp

9M14 vs. 9M13 3Q14 vs. 3Q13 3Q14 vs. 2Q14

Cement 1%(10%)(9%)

Volume Ready mix (24%) (32%) (11%)

Aggregates 0% 7% 12%

9M14 vs. 9M13 3Q14 vs. 3Q13 3Q14 vs. 2Q14

Cement 5% 5% 1%

Price (Local Currency) Ready mix 4% 1% 1%

Aggregates (3% ) (4%) (2%)

Cement and ready-mix vols. in 3Q14 were affected by a slowdown in construction activity and delays in new projects

Double-digit growth rate in our total cement volumes in 3Q14, including exports, compared to 3Q13

Higher prices in 3Q14 in our cement and ready-mix, in local currency terms, compared to 3Q13

EBITDA margin expansion of 4pp in 3Q14 vs. 3Q13

Costa Rica – Sector Highlights

Ongoing infrastructure projects, like the Cañas-Liberia highway, continued driving cement demand in 3Q14

Government is committed to continue supporting investment in infrastructure but still has to present infrastructure plan for the following years

Infrastructure is expected to continue driving cement demand

New expected projects like the Chucás hydroelectric dam, the Guacamaya overpass, the Circunvalación Norte in San José, and the APM container port terminal project in Moín, expected to be approved shortly

Results Highlights Rest of CLH

Rest of CLH – Results Highlights

Financial Summary US$ Million

9M14 9M13% var 3Q14 3Q13% var

Net Sales 210.2 210.6 (0%) 66.9 65.5 2%

Op. EBITDA 60.0 59.1 1% 20.0 18.4 9%

as % net

sales 28.6% 28.1% 0.5pp 29.8% 28.0% 1.8pp

9M14 vs. 9M13 3Q14 vs. 3Q13 3Q14 vs. 2Q14

Cement 0% (2%) (10%)

Volume Ready mix 0% 6% 9%

Aggregates 57% 81% (13%)

9M14 vs. 9M13 3Q14 vs. 3Q13 3Q14 vs. 2Q14

Cement 1% 3% 0%

Price (Local Currency) Ready mix 7% 11% 2%

Aggregates (4%) 2% 7%

Double-digit volume growth in all of our three products in Nicaragua in 3Q14 vs. 3Q13, driven by infrastructure and housing

Cement and ready-mix vols. in our operations in Guatemala during the quarter were affected by delays in construction due to heavy rain conditions

Higher prices in 3Q14 in local currency terms in all of our three products compared to 3Q13

EBITDA margin in 3Q14 increased by 1.8pp vs. 3Q13

Rest of CLH – Sector Highlights

Infrastructure remains the main driver for cement demand in Nicaragua

Housing also contributed to demand growth in 3Q14

In Nicaragua Infrastructure is expected to continue its positive trend

We are also participating in the housing developments for the population affected by the earthquake in April of this year

In Guatemala we expect to see a recovery in construction activity after the rainy season

FREE CASH FLOW

3Q14 Results

Free Cash Flow

US$ Million 9M14 9M13% var 3Q14 3Q13% var

Operating EBITDA 443 474 (7%) 160 168 (5%)

- Net Financial Expense 75 87 28 28

- Maintenance Capex 38 22 12 14

- Change in Working Cap (3) 43 (13) 13

- Taxes Paid 81 85 22 20

- Other Cash Items (net) (0) 5 0 2

Free Cash Flow

Free Cash Flow 253 232 9% 111 91 22%

After Maintenance Capex

- Strategic Capex 40 31 28 15

Free Cash Flow 213 201 6% 83 76 8%

FCF generation in 3Q14 reached US$83 million and was used to reduce debt

Strong FCF conversion rate during the first nine months of 2014, reaching 74%, before strategic capex and financial expense

Net debt was reduced by by about US$89 million during 3Q14 to US$1,088 million

GUIDANCE

3Q14 Results

2014 Guidance

Volume YoY%

Colombia Cement Ready - Mix Aggregates

15% 13% 18%

Panama Cement Ready - Mix Aggregates

(13%)(4%)(3%)

Costa Rica Cement Ready - Mix Aggregates

2%(15%) 1%

On a consolidated basis we expect our cement, ready-mix and aggregates volumes to increase by 6%, 8% and 13%, respectively in 2014, compared to 2013

Maintenance capex is expected to reach US$52 million in 2014

Strategic capex is expected to reach US$120 million in 2014

APPENDIX

3Q14 Results

Consolidated debt maturity profile

US$1,142 million Total debt as of September 30, 2014

US$ Million

153 143 143 143 560

2014 2015 2016 2017 2018

Definitions

9M14 / 9M13: Results for the first nine months of the years 2014 and 2013, respectively

Cement: When providing cement volume variations, refers to our domestic gray cement operations.

Operating EBITDA: Operating earnings before other expenses, net plus depreciation and operating amortization.

Maintenance capital expenditures: Investments incurred for the purpose of ensuring CLH’s operational continuity. These include capital expenditures on projects required to replace obsolete assets or maintain current operational levels, and mandatory capital expenditures, which are projects required to comply with governmental regulations or internal policies.

Strategic capital expenditures: Investments incurred with the purpose of increasing CLH’s profitability. These include capital expenditures on projects designed to increase profitability by expanding capacity, and margin improvement capital expenditures, which are projects designed to increase profitability by reducing costs.

LC: Local currency.

pp: Percentage points.

Like-to-like Percentage Variation (l-t-l%var): Percentage variations adjusted for investments/divestments and currency fluctuations.

Rest of CLH: Includes Brazil, Guatemala, El Salvador and Nicaragua.

Contact information

Investor Relations

Patricio Treviño Garza

Phone: +57(1) 603-9823

E-mail: patricio.trevinog@cemex.com

Stock Information

Colombian Stock Exchange CLH

Calendar of Events

4 – Feb – 2015

4Q14 Earnings Report and Conference Call

RESULTS 3Q14

October 22, 2014